Exhibit 10.6

COMMON UNIT PURCHASE AGREEMENT
by and among
THIRD POINT PARTNERS LP
THIRD POINT PARTNERS QUALIFIED, L.P.
and
ENSOURCE ENERGY INCOME FUND LP
Dated as of May 1, 2006

(ii)

(iii)

EXHIBIT A	Amended Agreement of Limited Partnership
EXHIBIT B	Partnership’s Disclosure Schedule
EXHIBIT C	Registration Rights Procedures
EXHIBIT D	Form of Opinion of Counsel to the Partnership
EXHIBIT E	Form of Participation Rights Agreement
Schedule 2.1	Investors

(iv)

COMMON UNIT PURCHASE AGREEMENT
     COMMON UNIT PURCHASE AGREEMENT, dated as of May 1, 2006 (this “Agreement”), by and among Third Point Partners LP and Third Point Partners Qualified, L.P. (collectively, the “Investors”) and Ensource Energy Income Fund LP, a Delaware limited partnership (the “Partnership”). Any capitalized term used herein but not defined shall have the meaning assigned to them in Section 9.
SECTION 1. AUTHORIZATION OF COMMON UNITS
     As of the Closing Date, the Partnership will have authorized and created a class of limited partner interests designated as its “Common Units” (the “Common Units”). The terms, limitations and relative rights and preferences of the Common Units are set forth in the Amended Agreement of Limited Partnership of the Partnership, a copy of which is attached hereto as Exhibit A (the “Partnership Agreement”).
SECTION 2. PURCHASE AND SALE OF COMMON UNITS
     2.1. Issuance of Common Units
     (a) Subject to the terms and conditions set forth in this Agreement and in reliance upon the Partnership’s and the Investors’ respective representations, warranties and covenants set forth below, on the Closing Date the Partnership shall sell to the Investors, and the Investors shall purchase from the Partnership, the number of Common Units (such Common Units shall be collectively referred to as the “Purchased Units”) set forth opposite their respective names on Schedule 2.1 under the heading “Closing” with the number and the aggregate cash purchase price (each, a “Purchase Price”) of such Purchased Units being determined in accordance with Section 2.2 of this Agreement. Such sales and purchases shall be effected on the Closing Date by the Partnership executing and delivering to each of the Investors, duly registered in such Investor’s name or in the name of its nominee or other designee designated in writing to the Partnership at least one day prior to the Closing Date, duly executed certificates evidencing the Purchased Units being purchased by it, against delivery by each of the Investors to the Partnership of the Purchase Price by wire transfer of immediately available funds to such account as the Partnership shall designate prior to the Closing Date. The Partnership acknowledges and agrees that the agreement set forth herein to sell Common Units to each Investor and the agreement of each Investor set forth herein to purchase Common Units from the Partnership shall each constitute a separate agreement, and the sale of Common Units to each Investor on the terms and subject to the conditions set forth herein shall constitute a separate sale.
     (b) The closing of such sales and purchases (the “Closing”) shall take place at 10:00 A.M., New York City time, on the second Business Day following the satisfaction or waiver of all closing conditions, or such other date as the Investors and the Partnership agree in writing (the “Closing Date”), at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York, or such other location as the Investors and the Partnership shall mutually select.

     2.2. Calculation of Purchase Price
     On the Closing Date, the Partnership will issue such number of Common Units to the Investors as is equal in the aggregate to the Used Commitment Amount divided by the per share Tender Offer Purchase Price at a Purchase Price per Purchased Unit which shall be equal to the per share Tender Offer Purchase Price. In no event shall the Partnership issue any Common Units to any Person prior to the effectiveness of the Resale Registration Statement at a purchase price less than the Purchase Price.
     2.3. Use of Proceeds
     The aggregate Purchase Price received by the Partnership from the issuance and sale of the Purchased Units shall be used by the Partnership solely to pay the Tender Offer Purchase Price for Depositary Units accepted by the Partnership for cash consideration in the Tender Offer, as specified in the Tender Offer Documents in effect at the Closing, with the number of Depositary Units to be so paid for with the Purchase Price to be equal to the number of Purchased Units issued at the Closing.
     2.4. Put Premium
     Not later than two Business Days following the Closing Date, the Partnership shall pay to the Investors by wire transfer of immediately available funds to such account or accounts as the Investors shall designate prior to or on the Closing Date, an amount equal to 7.0% of the Used Commitment Amount (the “Put Premium”). Notwithstanding the foregoing, the Put Premium payable to the Investors shall not be less than $1,750,000. The Partnership and the Investors agree (i) to treat the Investors’ obligation to purchase the Common Units under this Agreement as an option to purchase property within the meaning of Section 1234 of the Code and (ii) that the Put Premium is being paid to the Investors in exchange for issuing such an option.
SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP
     Except as set forth on the Partnership’s Disclosure Schedule delivered concurrently with the execution and delivery of this Agreement (the “Partnership’s Disclosure Schedule”), the Partnership represents and warrants to the Investors that:
     3.1. Organization
     (a) The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. The Partnership has delivered to the Investors true and complete copies of its Organizational Documents.
     (b) The Partnership has all requisite power and authority to own its properties and to carry on its business as now conducted. The Partnership has filed all necessary documents to qualify to do business as a foreign limited partnership in, and the Partnership is in good standing under, the laws of each jurisdiction in which the conduct of the Partnership’s business as now conducted and as presently contemplated to be conducted or the nature of the property owned requires such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the business, properties, assets, liabilities, prospects, profits, results of operations or condition (financial or otherwise) of the Partnership taken as a whole (a “Partnership Material Adverse Effect”).
     (c) To the Partnership’s knowledge based solely on its review of the NGT Annual Report on Form 10-K for the year ended December 31, 2005 as filed with the SEC on March 16, 2006 (“NGT SEC Report”), Eastern American Natural Gas Trust (“NGT”) is a statutory trust validly existing and in good standing under the laws of the State of Delaware. True and complete copies of NGT’s Organizational Documents have been made available to the Investors through NGT’s filings with the SEC.
     3.2. Subsidiaries
     (a) The Partnership does not have any subsidiaries or any interests or investments in any partnership, trust or other legal entity, provided that if the Tender Offer is successfully completed the Partnership will own Depositary Units and NGT may become a wholly owned subsidiary of the Partnership. To the Partnership’s knowledge based solely on its review of the NGT SEC Report, NGT does not have any subsidiaries.
     3.3. Capitalization
     (a) Set forth on the Partnership’s Disclosure Schedule is a true, complete and correct list of the partners of the Partnership and their respective partnership interests in the Partnership (the “Partnership Interests”). The Partnership Interests represent, in the aggregate, 100% of the authorized and outstanding partnership interests of the Partnership.
     (b) To the Partnership’s knowledge based solely upon its review of the NGT SEC Report, except as set forth in Schedule 3.3(b), authorized capital of NGT consists of 5,900,000 trust units, of which as of February 26, 2005 (the most recent date as of which NGT has made publicly available such information), 5,900,000 trust units were on deposit with the depositary and were evidenced by the depositary units (the “Depositary Units”), each of which evidences a trust unit and 1/50th of a $1,000 face amount stripped-interest U.S. treasury bond maturing May 13, 2013.
     (c) All of the outstanding Partnership Interests have been duly and validly issued and are fully paid and non-assessable, and were issued in accordance with the registration or qualification requirements of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom, free and clear of all Encumbrances (other than restrictions on transfer under applicable securities law). Upon the issuance, sale and delivery as contemplated by this Agreement, the Purchased Units will be duly authorized, validly issued, fully paid and non-assessable, free of all preemptive or similar rights (except to the extent set forth in Section 17-607 of the Delaware Revised Uniform Limited Partnership Act), and entitled to the rights described in the Partnership Agreement, free and clear of all Encumbrances (other than restrictions on transfer under applicable securities law). To the Partnership’s knowledge based solely on its review of the NGT SEC Report, the NGT trust units evidenced by the Depositary Units have been duly and validly issued by NGT and are fully paid in accordance with the NGT Trust Agreement and non-assessable.

     (d) Except as set forth in the Partnership’s Disclosure Schedule and except for Common Units subject to issuance pursuant to the Tender Offer and, if consummated, the Merger, on the Closing Date there will be no partnership interest or any other security of the Partnership issuable upon conversion or exchange of any security of the Partnership nor are there any rights, options or warrants outstanding or other agreements to acquire partnership interests or any other security, nor is the Partnership contractually obligated to purchase, redeem or otherwise acquire any of its outstanding securities. To the Partnership’s knowledge, no partner of the Partnership or other Person is entitled to any preemptive or similar rights to subscribe for partnership interests of the Partnership.
     (e) To the Partnership’s knowledge based solely upon its review of the NGT SEC Report, there is no trust security, depositary unit or any other security of NGT issuable upon conversion or exchange of any security of NGT nor are there any rights, options or warrants outstanding or other agreements to acquire trust interests, depositary units or any other security, nor is NGT contractually obligated to purchase, redeem or otherwise acquire any of its outstanding securities. To the Partnership’s knowledge based solely upon its review of the NGT SEC Report, no security holder of NGT or other Person is entitled to any preemptive or similar rights to subscribe for trust securities, depositary units or any other securities of NGT.
     3.4. Partnership Proceedings, etc.
     The Partnership has authorized the execution, delivery, and performance of the Tender Offer Documents, this Agreement, the Merger Agreement and the Transaction Documents to which it is a party and each of the transactions and agreements contemplated hereby and thereby. No other partnership action (including limited partner approval) is necessary to authorize such execution, delivery and performance of the Merger Agreement and the Transaction Documents to which it is a party, and upon such execution and delivery, each of the Merger Agreement and the Transaction Documents to which it is a party shall constitute the valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms, except (i) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. The Partnership has authorized the issuance, sale and delivery of the Purchased Units in accordance with this Agreement.
     3.5. Consents and Approvals
     (a) The consummation of the Tender Offer and the Merger, the execution and delivery by the Partnership of this Agreement, the Merger Agreement and the Transaction Documents to which it is a party, the performance by the Partnership of its obligations hereunder and thereunder and the consummation by the Partnership of the transactions contemplated hereby and thereby do not require the Partnership to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person or Governmental Authority; provided that (i) the Tender Offer is subject to filings with, and the review of, the SEC and (ii) consummation of the Merger is subject to (a) the execution of the Merger Agreement by the trustee of NGT, (b) the approval of the Merger Agreement by the vote of not less than a majority of the holders of NGT

Depositary Units and (c) filings of the certificate or articles of merger with the Secretary of State of Delaware.
     (b) To the Partnership’s knowledge based solely on its review of the NGT SEC Report, the execution and delivery by NGT of the Merger Agreement, the Merger and the performance by NGT of its obligations under the Merger Agreement and the consummation of the transactions contemplated thereby do not require NGT to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person or Governmental Authority.
     3.6. Absence of Defaults, Conflicts, etc.
     (a) The consummation of the Tender Offer, the execution and delivery of this Agreement, the Merger Agreement and the Transaction Documents do not, and the fulfillment of the terms hereof and thereof by the Partnership, the Merger and the issuance, sale and delivery of the Purchased Units will not, result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of, (i) any contract, agreement, instrument, commitment or other arrangement to which the Partnership is a party or by which it is bound or to which its properties, assets or businesses are subject, (ii) the Organizational Documents of the Partnership or (iii) any rule or regulation of any Governmental Authority having jurisdiction over the Partnership or over its properties or businesses, except in the case of clauses (i) and (iii) for such breaches, defaults, violations, rights of acceleration or termination that would not be reasonably expected to have a Partnership Material Adverse Effect.
     (b) To the Partnership’s knowledge based solely on its review of the NGT SEC Report and subject to the matter described in Schedule 3.6(b), the execution and delivery of the Merger Agreement (assuming that NGT is the surviving entity of the Merger as contemplated pursuant to the form of Merger Agreement included as Exhibit 10.7 to the Registration Statement), and the fulfillment of the terms thereof by NGT, will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or permit the acceleration of rights under or termination of, (i) any contract, agreement, instrument, commitment or other arrangement to which NGT is a party or by which it is bound or to which its properties, assets or businesses are subject, (ii) the Organizational Documents of NGT or (iii) any rule or regulation of any Governmental Authority having jurisdiction over NGT or over its properties or businesses, except in the case of clauses (i) and (iii) for such breaches, defaults, violations, rights of acceleration or termination that would not be reasonably expected to have a NGT Material Adverse Effect.
     3.7. Reports and Financial Statements
     (a) The Partnership has furnished or made available to the Investors, via its EDGAR filings with the SEC, true and complete copies of the Partnership’s (i) Registration Statement on Form S-4 (Registration No. 333-126068) dated November 21, 2005, (ii) Schedule TO relating to the Tender Offer (File No. 005-81162) (the “Schedule TO”) and (iii) all other reports filed with or registration statements declared effective by the SEC which are all the documents (other than preliminary material) that the Partnership was required to file with the SEC (the documents referred to in clauses (i) through (iii), together with all accompanying exhibits and all information incorporated therein by reference, being referred to herein collectively as the “Partnership SEC Reports”). The Partnership has timely made all filings and furnishings with the SEC pursuant to the Exchange Act during the 12 months preceding the date of this Agreement. As of their respective dates, the Partnership SEC Reports were duly filed with or furnished to the SEC and complied in all material respects with the requirements of the Sarbanes-Oxley Act, the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated by the SEC and the New York Stock Exchange thereunder applicable to such Partnership SEC Reports. Except to the extent that information contained in any Partnership SEC Report filed or furnished with the SEC and made publicly available prior to the date of this Agreement (a “Filed Partnership SEC Report”) has been revised or superseded by a later Filed Partnership SEC Report, as of their respective dates, none of the Filed Partnership SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements of the Partnership and its General Partner included in the Filed Partnership SEC Reports comply in all material respects with applicable accounting requirements of the Securities Act or the Exchange Act and with the published rules and regulations of the SEC with respect thereto. The historical financial statements of the Partnership and the General Partner (including the schedules and notes thereto) included in the Partnership’s SEC Reports (i) have been prepared in all material respects in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis and (ii) present fairly, in all material respects the financial position of the Partnership and the General Partner as at the dates thereof and the results of its operations and cash flow for the periods then ended, except that the unaudited financial statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein and are subject to normal year-end audit adjustments.
     (b) To the Partnership’s knowledge based solely on its review of the NGT SEC Report, (i) NGT has timely made all filings and furnishings with the SEC pursuant to the Exchange Act during the 12 months preceding the date of this Agreement and (ii) as of its date, the NGT SEC Report has been duly filed with or furnished to the SEC. To the Partnership’s knowledge based solely on its review of the NGT SEC Report, the financial statements of NGT (including the schedules and notes thereto) included in the NGT SEC Report have not been prepared in accordance with GAAP as the financial statements of NGT differ from financial statements prepared in accordance with GAAP due to the following: (a) certain cash reserves may be established for contingencies which were not accrued in the financial statements; (b) amortization of the Net Profits Interests in gas properties is charged directly to the Trust Corpus and (c) the sale of the Net Profits Interests is reflected in the Statements of Distributable Income as cash proceeds to the Trust applied on a consistent basis.
     3.8. Absence of Certain Developments
     (a) Since December 31, 2005, there has been no (i) Partnership Material Adverse Effect, (ii) declaration, setting aside or payment of any dividend or other distribution with respect to the partnership interests of the Partnership, (iii) issuance of partnership interests or options, warrants or rights to acquire partnership interests, (iv) material loss, destruction or damage to any property of the Partnership, whether or not insured, (v) acceleration or prepayment of any indebtedness for borrowed money or the refunding of any such indebtedness, except in the ordinary course of business or that is not material to the business of the Partnership, (vi) loan or extension of credit to any officer or employee of the Partnership, or (vii) acquisition or disposition of any material assets (or any contract or arrangement therefor), or any other material transaction by the Partnership otherwise than for fair value in the ordinary course of business.
     (b) To the Partnership’s knowledge based solely on its review of the NGT SEC Report, since December 31, 2005, there has been no (i) NGT Material Adverse Effect, (ii) issuance of NGT trust units, Depositary Units or other securities or options, warrants or rights to acquire securities of NGT, (iii) declaration, setting aside or payment of any dividend or other distribution with respect to the Depositary Units or other securities of NGT, except as disclosed under the caption “ Distributions and Income Computations” in the NGT SEC Report, (iv) material loss, destruction or damage to any property of NGT or the Underlying Properties, whether or not insured, (v) acceleration or prepayment of any indebtedness for borrowed money or the refunding of any such indebtedness, except in the ordinary course of business or that is not material to the business of NGT, (vi) loan or extension of credit to any officer, trustee or employee of NGT or (vii) acquisition or disposition of any material assets, including without limitation the Underlying Properties (or any contract or arrangement therefor), or any other material transaction by NGT otherwise than for fair value in the ordinary course of business.
     3.9. Compliance with Law
     (a) The Partnership is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, except for such violations that would not be reasonably expected to have a Partnership Material Adverse Effect.
     (b) The Partnership has all licenses, permits, franchises or other authorizations of a Governmental Authority necessary for the ownership of its respective property or to the conduct of its respective business as now conducted and as presently contemplated to be conducted, which if violated or not obtained would reasonably be expected to have a Partnership Material Adverse Effect. The Partnership has been denied any application for any such licenses, permits, franchises or other governmental authorizations necessary to its business. There has not been, and there is no proceeding pending, served or, to the Partnership’s knowledge, threatened to suspend, revoke or limit such license, and there is no circumstance that exists which with notice or passage of time or both, will result in such revocation, suspension or limitation.
     (c) Neither the Partnership nor, to the Partnership’s knowledge (after reasonable inquiry of the General Partner’s officers and directors), any of the officers, directors, employees, agents or other representatives of the Partnership or any other business entity or enterprise with which the Partnership is or has been affiliated or associated, has, directly or indirectly, taken any action prohibited by Section 30A of the Exchange Act.
     (d) The Partnership is in material compliance with and is taking all action required for the Partnership to remain in material compliance with all provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder and all provisions of the New York Stock Exchange, in each case as to which the Partnership is required to be in compliance.

     3.10. Litigation
     There is no legal action, suit or arbitration by any Person, or other legal, administrative or governmental (whether federal, state, local or foreign) investigation, inquiry or proceeding pending or, to the best of the Partnership’s knowledge threatened, against or materially or adversely affecting (a) the Partnership or its properties, assets or business or (b) to the Partnership’s knowledge based solely on the NGT SEC Report, NGT or its properties, assets or business. The Partnership is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Partnership nor, to the Partnership’s knowledge based solely on its review of the NGT SEC Report, NGT is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.
     3.11. Absence of Undisclosed Liabilities
     Except as disclosed in the Filed Partnership SEC Reports, subsequent to the respective dates as of which such information is given in the Filed Partnership SEC Reports, as applicable, the Partnership has not incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Partnership taken as a whole and there has not been any change in (A) the partners’ capital accounts or (B) material increase in the short-term or long-term debt of the Partnership taken as a whole.
     3.12. Employees
     The Partnership does not have any employees. The Partnership has never had any employees or been subject to any collective bargaining agreement. To the Partnership’s knowledge based solely on its review of the NGT SEC Report, NGT does not have any employees.
     3.13. Tax Matters
     (a) The Partnership (i) has timely filed or prior to the Closing will timely file in correct form all income Tax Returns and other material Tax Returns required to be filed by it; (ii) has maintained all required records with respect to any liability for Taxes, regardless of whether such liability has been previously assessed in whole or in part or is assessed in whole or in part after the date of this Agreement; and (iii) has timely paid or has made appropriate provision for on its balance sheet (in accordance with U.S. GAAP) all material Taxes whether or not shown to be due on or with respect to such Tax Returns or claimed to be due from it by any Governmental Authority with respect to any liability for Taxes. Since its inception, the Partnership has not incurred any material liability for Taxes (other than in the ordinary course of business) which have not been paid or which are not reflected on the Partnership’s December 31, 2005 balance sheet. There are no Liens with respect to Taxes upon any of the properties or assets, real, personal or mixed, tangible or intangible, of the Partnership or, to the knowledge of the Partnership, upon Common Units, except for current Taxes not yet due. The Partnership has made available to the Investors complete copies of all federal, state and foreign Tax Returns of the Partnership.

     (b) Neither the Internal Revenue Service (“Service”) nor any other Taxing authority has examined the Tax Returns of the Partnership since its inception or otherwise notified it in writing that it is or may be examining its Tax situation. No deficiencies, penalties or interest have been asserted by the Service or other Taxing authority in respect of the Partnership, and no reserves for such liabilities have been established on the Partnership balance sheets.
     (c) There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Tax Returns required to be filed by the Partnership.
     (d) The Partnership is not subject to any joint venture, partnership or other arrangement or contract which is treated as a partnership for U.S. federal income Tax purposes.
     (e) There are no Tax sharing agreements or similar arrangements to which the Partnership is a party.
     (f) From its inception and immediately after the Closing, the Partnership has been and will be classified as a partnership for federal income Tax purposes.
     3.14. Employee Benefit Plans
     All material plans, contracts, bonuses, commissions, profit-sharing, savings, stock options, insurance, deferred compensation, or other similar fringe or employee benefits covering or, that after the Tender Offer is consummated is expected to cover former or current employees of the Partnership or under which the Partnership or the General Partner has any obligation or liability (the “Benefit Arrangements”) are and have been, or will be, administered in all material respects in compliance with their terms and with the requirements of applicable law. No payments have been made by the Partnership or the General Partner to current or former employees pursuant to the Benefit Arrangements. The General Partner will enter into employment agreements with Scott W. Smith and Marshall Eubank.
     3.15. Intellectual Property
     The Partnership owns all right, title and interest in and to, or has valid and enforceable licenses to use, all Partnership Intellectual Property, which represents all intellectual property rights necessary to the conduct of its business as now conducted and as presently contemplated to be conducted. To the Partnership’s knowledge, there are no conflicts with or infringements of any Intellectual Property by any third party. Neither the Partnership Intellectual Property nor the conduct of the business of the Partnership as now conducted or as presently contemplated conflicts with or infringes or will conflict with or infringe any intellectual property or other proprietary right of any third party. There is no claim, suit, action or proceeding pending or, to the knowledge of the Partnership, threatened against the Partnership: (i) alleging any such conflict or infringement with any third party’s intellectual property or other proprietary rights; or (ii) challenging the Partnership’s ownership or use of, or the validity or enforceability of any Partnership Intellectual Property. The Partnership does not own any patents, or have any registrations and applications for Intellectual Property.

     3.16. Title to Property and Assets
     (a) The Partnership has good title to its properties and assets and good title to its leasehold estates, in each case subject to no Encumbrance, other than or resulting from (i) Taxes which have not yet become delinquent and (ii) minor Encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Partnership as now conducted and as presently contemplated to be conducted and which have not arisen otherwise than in the ordinary course of business. The Partnership does not own any real property.
     (b) To the Partnership’s knowledge based solely on its review of the NGT SEC Report, (i) subject to the disclosure in Item 1A of the NGT SEC Report under the captions “Risk Factors – The legal status of the Net Profits Interests under some circumstances is unclear” and “Risk Factors – The Net Profits Interests are subject to any defects in Eastern American’s rights to the Underlying Properties,” NGT has good title to its over-riding royalty interests described under the caption “NGT Properties – Net Profits Interests” in the Prospectus and (ii) such over-riding royalty interests are the only material real properties owned by NGT.
     3.17. Condition of Properties
     The property, assets and operations of the Partnership comply in all material respects with all applicable ordinances, regulations and laws.
     3.18. Insurance
     The Partnership and its properties are insured in such amounts, against such losses and with such insurers as are prudent when considered in light of the nature of the properties and business of the Partnership as now conducted. No notice of any termination or threatened termination of any of such policies has been received by the Partnership and such policies are in full force and effect.
     3.19. Environmental Matters
     The Partnership does not own or operate any physical assets and has never owned or operated any physical assets.
     3.20. Transactions with Related Parties
     Except as set forth on Schedule 3.20 of the Partnership’s Disclosure Schedule, the Partnership is not a party to any agreement with any of its respective partners, directors, officers, trustees or members or any Affiliate or family member of any of the foregoing under which it: (i) leases any real or personal property (either to or from such Person), (ii) licenses technology (either to or from such Person), (iii) is obligated to purchase any tangible or intangible asset from or sell such asset to such Person, (iv) purchases products or services from such Person or (v) has borrowed money from or lent money to such Person. To the knowledge of the Partnership and except as set forth in the partnership agreement of the General Partner, as amended (which partnership agreement is to be replaced by an operating agreement when the General Partner is converted into a limited liability company), there exist no agreements among the partners of the

Partnership to act in concert with respect to their voting or holding of Partnership interests. To the Partnership’s knowledge based solely upon its review of the NGT SEC Report, NGT is not a party to any material agreement with any of its Affiliates.
     3.21. Registration Statement and Prospectus
     (a) A registration statement on Form S-4 (File No. 333-126068) (the “Registration Statement”) with respect to the Tender Offer has been prepared by the Partnership in conformity in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder and has been filed with the SEC under the Securities Act. The Registration Statement has been declared effective by the SEC under the Securities Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The form of the prospectus filed by the Partnership with the SEC pursuant to its Rule 424(b) and dated November 21, 2005 is herein referred to as the “Prospectus.” Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus.”
     (b) The SEC has not issued an order preventing or suspending the use of any Preliminary Prospectus or the Prospectus relating to the Tender Offer nor instituted proceedings for that purpose. The Registration Statement and the Prospectus which is required to be stated therein in order to make the statements therein not materially misleading, and in all material respects conform to the requirements of the Securities Act and the rules and regulations of the SEC thereunder. Neither the Registration Statement nor any amendment thereto, nor the Prospectus, contains, as the case may be, any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.
     3.22. Registration Rights
     Except as disclosed in Schedule 3.22 of the Partnership’s Disclosure Schedule, the Filed Partnership SEC Reports and pursuant to this Agreement, the Partnership will not, as of the Closing Date, be under any obligation to register any of its outstanding securities, or any of its securities that may be issued subsequently, under the Securities Act.
     3.23. Material Non-Public Information
     The Partnership confirms that it has not provided any of the Investors or its agents or counsel with any information that constitutes or might constitute material non-public information with respect to the Partnership as of the Closing Date. The Partnership understands and confirms that the Investors shall be relying on the foregoing representations in effecting transactions in the securities of the Partnership.
     3.24. Purchased Units Registration
     The issuance and sale of the Purchased Units will be included among the Common Units registered on the Registration Statement.

     3.25. Brokerage
     There are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement, the Tender Offer (except as described in the Prospectus), the Merger or the Merger Agreement based on any arrangement made by or on behalf of the Partnership and the Partnership agrees to indemnify and hold the Investors harmless against any costs or damages incurred as a result of any such claim.
     3.26. Listing
     The Common Units have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance. Application will be made to list the Common Units for trading on the Nasdaq, and prior to commencing the amended Tender Offer, the Common Units will be approved for listing on the Nasdaq subject to notice of issuance.
     3.27. Reporting Status
     The Partnership is currently eligible to register the resale of Common Units in a secondary offering on a registration statement on Form S-1 under the Securities Act.
     3.28. No Manipulation of Common Units
     The Partnership has not taken and will not take any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Units to facilitate the sale or resale of the Common Units.
     3.29. Accountants
     Hein & Associates LLP has advised the Partnership that it is, and to the best knowledge of the Partnership it is, an independent accountant as required by the Sarbanes-Oxley Act, the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.
     3.30. Investment Company
     (a) The Partnership is not an “investment company” or an “affiliate person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.
     3.31. Material Facts
     This Agreement, the exhibits furnished contemporaneously herewith and the other agreements, documents, certificates or written statements furnished to the Investors (including the Partnership SEC Reports) by or on behalf of the Partnership in connection with the transactions contemplated hereby, do not (taken as a whole) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein with respect to the transactions contemplated hereby, in light of the circumstances in which they were made, not misleading, provided that no representation is made herein by the

Partnership with respect to the accuracy or adequacy of disclosures made by NGT in the NGT SEC Report.
SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
     Each of the Investors severally represents and warrants to the Partnership as follows:
     (a) It is acquiring the Purchased Units for its own account for investment and not with a view towards the resale, transfer or distribution thereof (other than with respect to a transfer to an Affiliate thereof), nor with any present intention of distributing the Purchased Units, but subject, nevertheless, to any requirement of law that the disposition of the Investors’ property shall at all times be within the Investors’ control, and without prejudice to the Investors’ right at all times to sell or otherwise dispose of all or any part of such securities under a registration under the Securities Act or under an exemption from said registration available under the Securities Act.
     (b) It has full power and legal right to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder.
     (c) It is a validly existing corporation, limited liability company or limited partnership, duly organized under the laws of its jurisdiction of organization.
     (d) It has taken all action necessary for the authorization, execution, delivery, and performance of the Transaction Documents to which it is a party and its obligations thereunder, and, upon execution and delivery by the Partnership, the Transaction Documents to which it is a party shall constitute the valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights and general principles of equity.
     (e) There are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of such Investor and such Investor agrees to indemnify and hold the Partnership and the other Investors harmless against any costs or damages incurred as a result of any such claim.
     (f) It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Partnership as contemplated by this Agreement, and is able to bear the economic risk of such investment for an indefinite period of time. It has been furnished access to such information and documents as it has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Partnership concerning the terms and conditions of this Agreement and the purchase of the Purchased Units contemplated hereby.
     (g) It is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

SECTION 5. COVENANTS OF THE PARTIES
     5.1. Covenants Pending Closing
     Pending the Closing, the Partnership will not, without the Investors’ prior written consent, take any action which would result in any of the representations or warranties contained in this Agreement not being true at and as of the time immediately after such action, or in any of the covenants contained in this Agreement becoming incapable of performance. The Partnership will promptly advise the Investors of any action or event of which it becomes aware which has the effect of making incorrect any of such representations or warranties or which has the effect of rendering any of such covenants incapable of performance. Without limiting the foregoing, the Partnership shall not, without the prior written consent of the Investors (which shall not be unreasonably withheld, conditioned or delayed), (i) file or prepare any amendment, supplement or revision to the Registration Statement or Prospectus; (ii) file or prepare any new registration statement relating to the Common Units; or (iii) amend the Schedule TO or Tender Offer Documents. Notwithstanding the foregoing, the Partnership shall be entitled to make such filings as contemplated by Section 5.2 of this Agreement.
     5.2. Securities Law Disclosure; Publicity
     (a) The Partnership shall, no later than 15 days following the execution of this Agreement, (i) file a supplement to the Prospectus or a post-effective amendment to the Registration Statement substantially in the form determined by counsel to the Partnership and Willkie, Farr & Gallagher LLP, designated counsel of the Investors, to be necessary or appropriate and in a form required by the Securities Act, together with any exhibits required to be filed therewith (the “Amended Registration Statement”); (ii) file an amendment to the Schedule TO in the form determined by counsel to the Partnership and Willkie, Farr & Gallagher LLP, designated counsel of the Investors, to be necessary or appropriate and in a form required by the Exchange Act, together with any exhibits required to be filed therewith. Thereafter, the Partnership shall timely file any filings and notices required by the SEC or the NASD with respect to the transactions contemplated by the Registration Statement, as amended and the Schedule TO, as amended.
     (b) The Partnership shall, at or prior to 8:30 a.m., Eastern Daylight Time, on the first day following the Closing Date on which regular way trading of the Common Units occurs on the national securities exchange on which the Common Units are listed for trading, (i) issue a press release reasonably acceptable to the Investors disclosing the transactions contemplated hereby, and (ii) file a Current Report on Form 8-K with the SEC (the “8-K Filing”) describing the transactions contemplated hereby and including this Agreement as an exhibit hereto, in the form required by the Exchange Act. Thereafter, the Partnership shall timely file any filings and notices required by the SEC or the NASD with respect to the transactions contemplated hereby.
     (c) Notwithstanding the foregoing, neither the Partnership nor the Investor shall publicly disclose the name of any party to this Agreement, or include the name of any party hereto in any filing with the SEC (other than pursuant to the Registration Statement and exhibits to the 8-K Filing and other periodic filings made by the Partnership under the Exchange Act) or the NASD (other than pursuant to an application for the listing of the Shares on the NYSE or

Nasdaq), without the prior written consent of such other party, except to the extent such disclosure is required by law or NASD regulations, in which case the Investor or the Partnership shall provide the other party with reasonable prior notice of such proposed disclosure.
     5.3. Resale of Securities
     Each Investor covenants that it will not sell or otherwise transfer the Purchased Units except pursuant to an effective registration under the Securities Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Partnership, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder.
     Until the Purchased Units are registered pursuant to Section 5.8 hereof, each Investor acknowledges and agrees that the certificates evidencing the Purchased Units will bear the following legend reflecting the foregoing restrictions on the transfer of such securities:
“The securities evidenced hereby may not be transferred except pursuant to an effective registration under the Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Partnership, qualifies as an exempt transaction under the Act and the rules and regulations promulgated thereunder.”
     5.4. Consents and Approvals; Hart-Scott Filings
     (a) From and after the date hereof, the Partnership shall use its best efforts to obtain as promptly as practicable any consent or approval of any Person, including any regulatory authority, required in connection with the transactions contemplated by this Agreement, the Tender Offer Documents and the Merger Agreement, including without limitation the consent of each Person set forth in Section 3.5 of the Partnership’s Disclosure Schedule. No vote of the limited partners of the Partnership is necessary to authorize the transactions contemplated hereby.
     (b) The Partnership and the Investor will promptly prepare and file, or cause to be prepared and filed, any notification or response to any request for additional information required to be filed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder with respect to the acquisition of the Purchased Units.
     5.5. Investor Consents
     Unless expressly contemplated by this Agreement or the Amended Registration Statement, from and after the date hereof until the Resale Registration Statement becomes effective, the Partnership shall not, without the prior written consent of the Investors (which will not be unreasonably withheld, conditioned or delayed):
     (a) amend or modify its Partnership Agreement or Employment Agreements;
     (b) take any action that adversely alters or changes the rights, preferences or privileges of the Common Units or any rights of the Investors, including, without limitation, the creation, authorization or issuance of shares of any class or series of capital stock having voting rights, rights as to dividends or rights upon liquidation that are senior or prior to the Common Units;
     (c) make any payments to any Partner, including, without limitation any dividends or distributions, other than reimbursement of costs and expenses and payments of cash distributions as contemplated in the Partnership Agreement;
     (d) authorize or effect the issuance by the Partnership of any partnership interests (including any convertible or exchangeable security or any option or warrant to acquire partnership interests), other than the securities referred to in Schedule 3.3(d);
     (e) authorize or effect (i) any sale, lease, transfer or other disposition of all or substantially all of the assets of the Partnership; (ii) any merger or consolidation or other reorganization of the Partnership with or into another entity (other than pursuant to the Merger Agreement), (iii) the acquisition by the Partnership of another entity by means of a purchase of all or substantially all of the capital stock or assets of such entity (other than pursuant to the Merger Agreement) or (iv) a liquidation, winding up, dissolution or adoption of any plan for the same;
     (f) other than net profits interests that may be purchased by the Partnership from Ensource Reserves Management, LLC, enter into any transaction, other than employment agreements on a basis consistent with past practice, with any officer, director or beneficial owner of five percent (5%) or more of the Partnership Interests of the Partnership or any Affiliate of any of the foregoing;
     (g) authorize or effect any change in senior management of the Partnership or in the compensation thereof or amend any employment agreement or arrangement related to any member of senior management;
     (h) approve or effect any changes in the Partnership’s accounting methods or policies other than as required by U.S. generally accepted accounting principles, or change the auditors of the Company or any subsidiary;
     (i) authorize or effect any sale, lease, transfer or other disposition of any of the Partnership’s or any subsidiary’s assets in excess of $50,000;
     5.6. Takeover Statute
     If any Takeover Statute shall become applicable to the transactions contemplated hereby, including without limitation any takeover provision under the laws of the State of Delaware, the Partnership shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

     5.7. No Solicitation
     (a) Following the execution and delivery of this Agreement, the Partnership shall not, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor, agent or representative of the Partnership (collectively, “Partnership Representatives”) to, directly or indirectly, solicit any offers, bids or indications of interest, or initiate negotiations or discussions with any person other than the Investors with respect to the financing of the Partnership, whether debt or equity, or the sale, license or other transfer by the Partnership of any material assets of the Partnership, or the sale, merger, consolidation, recapitalization or other reorganization of the Partnership (each, a “Competing Transaction Proposal”), (ii) enter into any agreement, agreement in principle, letter of intent or similar arrangement (whether or not legally binding) relating to a Competing Transaction Proposal; (iii) furnish, or authorize any Partnership Representative to furnish, any confidential information or draft agreement concerning a Competing Transaction Proposal to any party; or (iv) participate in any discussions or negotiations regarding, or take any other action intended to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Competing Transaction Proposal.
     (b) Following the execution and delivery of this Agreement, the Partnership shall not: (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Investor, the approval or recommendation of the Investment by the General Partner or the Board of Directors of the General Partner; (ii) approve or cause the Partnership to enter into any letter of intent, agreement in principle or any legally binding acquisition agreement or similar agreement relating to any Competing Transaction Proposal; or (iii) approve or recommend, or propose to publicly approve or recommend, any Competing Transaction Proposal.
     (c) Following the execution and delivery of this Agreement, the Partnership shall advise the Investors orally and in writing of any Competing Transaction Proposal as promptly as practicable following receipt thereof. Such notification shall include the terms and conditions of such Competing Transaction Proposal, and the identity of the person making it. Upon receipt of any such Competing Transaction Proposal, the Partnership shall advise such third party in writing that until this Agreement is terminated in accordance with its terms the Partnership will not evaluate or pursue any Competing Transaction Proposal.
     (d) The Partnership shall immediately cease, and shall cause any party acting on its behalf to cease, and cause to be terminated any existing discussions or negotiations with any third party conducted heretofore with respect to any of the foregoing and shall request any such parties in possession of confidential information about the Partnership that was furnished by or on behalf of the Partnership to return or destroy all such information in the possession of any such party or in the possession of any agent or advisor of any such party.
     5.8. Registration Rights
     The Partnership shall file a registration statement (the “Resale Registration Statement”) covering the Purchased Units on behalf of the Investors and its Affiliates and any subsequent transferee with the SEC. Such Resale Registration Statement will be filed as soon as practicable after the first to occur of (a) the Closing Date but in no event later than 30 days thereafter and

     (b) the date the meeting of holders of NGT trust units is held to approve the Merger if the Merger is not approved at that meeting but in no event later than 30 days thereafter. The Partnership will use its reasonable best efforts to cause the Resale Registration Statement to become effective within 60 days after such filing. The expenses of the preparation and filing of the Resale Registration Statement shall be borne by the Partnership, but any underwriting discount and commission, agent’s or broker’s fee or similar charge shall be the responsibility of the seller thereof. Upon filing the Resale Registration Statement, the Partnership will use its commercially reasonable efforts to keep the Resale Registration Statement effective with the SEC at all times until the Investor or any transferee who would require such registration to effect a sale of the Common Units no longer holds the Common Units or can effect a sale of the Common Units pursuant to Rule 144(k) under the Securities Act, whichever is sooner. Provisions relating to the registration rights discussed in this Section 5.8 are set forth in Exhibit C hereto.
     5.9. Registration and Listing
     (a) So long as the Investors Own any Purchased Units, the Partnership will cause the Common Units to continue at all times to be registered under Section 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations.
     (b) On the Closing Date, the Common Units shall have been approved for listing or admitted to trading on the NYSE or Nasdaq, subject only to official notice of issuance.
     (c) So long as the Investors Own any Purchased Units, the Partnership shall continue the listing or trading of the Common Units on the NYSE or Nasdaq or one of the other Approved Markets and comply in all material respects with the Partnership’s reporting, filing and other obligations under the bylaws or rules of the Approved Market on which the Common Units is then listed or admitted to trading.
     5.10. Administration Fee
     On each anniversary of the Closing Date, provided that on such anniversary the Investors Own at least 500,000 Common Units (subject to appropriate adjustment in such number for unit splits, dividends, reclassifications and the like that occur after the Closing) the Partnership shall pay to the Investors by wire transfer of immediately available funds to such account as the Investors shall designate an administration fee of $50,000.
     5.11. Merger
     Promptly after the Closing (and in any event not later than 10 business days after the Closing), the Partnership will exercise its right under the NGT trust agreement as an owner of more than 10% of NGT’s trust units to call a special meeting of NGT’s trust unitholders to approve the Merger and will use its commercially reasonable efforts to cause the NGT trustee to execute the Merger Agreement and submit same for approval by the holders of NGT trust units. If the Partnership breaches its obligations under this Section 5.11 and such breach continues unabated for more than 10 days after written notice thereof is furnished to the Partnership (a “Merger Default”), the Partnership will pay liquidated damages to the Investors in the amount of

2% of the Purchase Price paid by the Investors to the Partnership for Purchased Units (less any Purchased Units sold or transferred by the Investors prior to the incurrence of such liquidated damages) for every 30-day period (or portion thereof) the Merger Default continues. Such liquidated damages will accrue daily and be payable to the Investors on demand by wire transfer of immediately available funds or by federal funds check by the Partnership.
     Internal Accounting Controls. As promptly as practicable following the Closing, and in any event within 30 days thereafter, the Partnership will establish a system of internal accounting controls sufficient, in the judgment of the management of the Board of Directors of the General Partner, to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     5.12. Further Assurances
     Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. The Partnership shall use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.
SECTION 6. INDEMNIFICATION
     6.1. Indemnification by the Partnership
     The Partnership agrees that from and after the Closing it will indemnify and hold harmless each Investor, the partners, members, officers and directors of each Investor and each person, if any, who controls such Investor within the meaning of the Securities Act or the Exchange Act, from and against any losses, claims, damages or liabilities to which they may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any breach of this Agreement by the Partnership, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, the Resale Registration Statement or any subsequent registration statement, preliminary prospectus, or prospectus filed pursuant to the Resale Registration Statement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any failure by the Partnership to fulfill any undertaking included in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus or in any supplement thereto or amendment thereof, or the Resale Registration Statement, and the Partnership will, as incurred, reimburse such Investor, partner, member, officer, director or controlling person for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Partnership shall not be liable in any such case to the extent that such loss, claim, damage or liability (collectively, “Damage”) arises out of, or is based upon, an untrue statement or omission or alleged untrue statement or omission made in such Registration Statement, Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or any Resale Registration Statement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Investor, partner, member, officer, director or controlling person specifically for use in preparation of the Registration Statement, Preliminary Prospectus or the Prospectus or any Resale Registration Statement, or any breach of this Agreement by such Investor; and provided further, however, that the Partnership shall not be liable to any Investor of Registrable Securities (or any partner, member, officer, director or controlling person of such Investor) to the extent that any such Damage is caused by an untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus if either (i) (A) such Investor failed to send or deliver a copy of the final prospectus with or prior to the delivery of written confirmation of the sale by such Investor to the person asserting the claim from which such Damage resulted and (B) the final prospectus corrected such untrue statement or omission prior to the delivery of written confirmation of the sale by such Investor to the person asserting such claim, (ii) (X) such untrue statement or omission is corrected in an amendment or supplement to the prospectus and (Y) having previously been furnished by or on behalf of the Partnership with copies of the prospectus as so amended or supplemented, such Investor thereafter fails to deliver such prospectus as so amended or supplemented, with or prior to the delivery of written confirmation of the sale of Registrable Securities to the person asserting the claim from which such Damage resulted or (iii) such Investor sold Registrable Securities in violation of such Investor’s covenants contained in Exhibit C of this Agreement.
     6.2. Indemnification by the Investors
     Each Investor, severally and not jointly, agrees that from and after the Closing it will indemnify and hold harmless the Partnership (and each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer and each director of the Partnership), from and against any losses, claims, damages or liabilities to which the Partnership (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any breach of this Agreement by such Investor or any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, Preliminary Prospectus or the Prospectus, or in any Resale Registration Statement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading in each case, on the effective date thereof, if, and to the extent, such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of such Investor specifically for use in preparation of the Registration Statement, Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or any Resale Registration Statement, and such Investor will reimburse the Partnership (and each of its officers, directors or controlling persons) for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that in no event shall any indemnity under this Section 6.2 be greater in amount than the dollar amount of 0.5% of the net proceeds (net of the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission) received by such Investor upon the sale of the Registrable Securities included in the Resale Registration Statement, giving rise to such indemnification obligation.
     6.3. Indemnification Procedures
     (a) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 6.3(a), such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate in the reasonable judgment (based on the advice of counsel) of the indemnified person for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided further that (i) no indemnifying person shall be responsible for the fees and expense of more than one separate counsel for all indemnified parties and (ii) if the indemnifying party elects to assume the defense of such claim or action, the indemnified party shall not settle an action without the consent of the indemnifying party, The indemnifying party shall not settle an action without the consent of the indemnified party, which consent shall not be unreasonably withheld.
     (b) If after proper notice of a claim or the commencement of any action against the indemnified party, the indemnifying party does not choose to participate, then the indemnified party shall assume the defense thereof, and upon written notice by the indemnified party requesting advance payment of a stated amount for its reasonable defense costs and expenses, the indemnifying party shall advance payment for such reasonable defense costs and expenses (the “Advance Indemnification Payment”) to the indemnified party. In the event that the indemnified party’s actual defense costs and expenses exceed the amount of the Advance Indemnification Payment, then upon written request by the indemnified party, the indemnifying party shall reimburse the indemnified party for such difference; in the event that the Advance Indemnification Payment exceeds the indemnified party’s actual costs and expenses, the indemnified party shall promptly remit payment of such difference to the indemnifying party.
     6.4. Contribution
     If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by an Investor hereunder be greater in amount than the dollar amount of the net proceeds (net of the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission) received by such Investor upon the sale of the Purchased Units or Registrable Securities, as applicable included in the Registration Statement, Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or any Resale Registration Statement, giving rise to such indemnification obligation.
SECTION 7. INVESTORS’ CLOSING CONDITIONS
     The obligation of the Investors to purchase and pay for the Purchased Units on the Closing Date, as provided in Section 2 hereof, shall be subject to the performance by the Partnership of its agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:
     7.1. Representations and Warranties
     All representations and warranties made by the Partnership in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if again made by the Partnership on and as of such date (except for such representations and warranties (a) qualified by materiality or Material Adverse Effect which shall be true and correct in all respects and (b) made as of a certain date which shall be true and correct as of such date).
     7.2. Compliance with Agreement
     The Partnership shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by the Partnership prior to or on the Closing Date.
     7.3. General Partner’s Certificate
     Each of the Investors shall have received a certificate, dated the Closing Date, signed by the General Partner, certifying that the conditions specified in the foregoing Sections 7.1, 7.2, 7.4 and 7.8 hereof have been fulfilled.
     7.4. Injunction
     There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein and in the Transaction Documents or any of them not be consummated as herein provided.

     7.5. Consents and Approvals
     The Partnership shall have obtained all consents, permits, waivers and other authorizations which are necessary or appropriate for the transactions contemplated by this Agreement and the Transaction Documents, including but not limited to the requisite written consent of the General Partner, to the transactions contemplated by this Agreement and the Transaction Documents.
     7.6. Counsel’s Opinion
     The Investors shall have received from the Partnership’s counsel, Andrews Kurth LLP, an opinion, dated the Closing Date, substantially in the form of Exhibit D hereto.
     7.7. Partnership Agreement
     Prior to the Closing, the General Partner and each Person who is then a limited partner shall have executed and delivered to the Investors the Partnership Agreement.
     7.8. Adverse Development
     There shall have been no developments in the business of the Partnership or NGT which would be reasonably likely to have either a Partnership Material Adverse Effect or a NGT Material Adverse Effect, including without limitation that NGT shall not have entered into or effectuated any agreement or transaction with any Person contemplating a merger or acquisition with respect to NGT or otherwise having the effect of causing a termination or liquidation of NGT.
     7.9. Expiration and Closing of Tender Offer
     There shall have been validly tendered and not properly withdrawn prior to the expiration of the Tender Offer, as amended, that number of Depositary Units representing at least a majority of the total voting power of all of the outstanding trust units immediately prior to the expiration of the Tender Offer in consideration for a corresponding number of Common Units of the Partnership and a pro rata portion of the special cash distribution described in the Prospectus (the “Exchange Consideration”) or cash consideration not in excess of $31.00, without interest, per Depositary Unit (the “Tender Offer Purchase Price”), or a combination thereof.
     7.10. Stop Orders
     No stop order or suspension of trading shall been imposed by the national securities exchange on which the Common Units are to be listed for trading upon notice of issuance, the SEC or any other governmental regulatory body with respect to public trading in the Common Units.
     7.11. Listing of the Common Units
     In connection with the issuance of the Common Units and the transactions contemplated hereby, Common Units shall be authorized for listing or admitted to trading on the NYSE or

Nasdaq without any requirement for the Partnership under applicable rules of such national securities exchange to obtain common unitholder approval, subject to official notice of issuance.
     7.12. General Partner Contribution
     The General Partner shall have contributed, or concurrently with the Closing shall contribute, to the Partnership in cash or immediately available funds the sum of the following: (such sum, the “General Partner Contribution”):
     (a) $500,000, which shall be contributed in consideration for the Warrants (as defined in the Prospectus);
     (b) $19.5 million, which shall be the aggregate consideration paid for (i) the Subordinated Units (as defined in the Prospectus), (or an amount equal to the Tender Offer Purchase Price per Subordinated Unit) and (ii) the 1% general partner interest and the incentive distribution rights in the Partnership; and
     (c) up to the remaining $20.0 million to purchase Common Units at the Tender Offer Purchase Price per Common Unit on a pari passu basis with the Investors, such that the Purchased Units and such Common Units will equal the number of Depositary Units validly tendered in the Tender Offer and accepted by the Partnership for cash consideration.
     7.13. Participation Rights Agreement
     The General Partner and the Investors shall have executed the Participation Rights Agreement the form of which is attached as Exhibit E hereto (the “Participation Rights Agreement”).
     7.14. Secretary’s Certificate
     Each Investor shall have received a certificate, dated the Closing Date, of the Secretary of the Partnership attaching: (i) a true and complete copy of the Partnership Agreement, with all amendments thereto; (ii) a certificate from the Secretary of State of the State of Delaware as to the good standing of the Partnership; and (iii) certificates of good standing from the appropriate officials of the jurisdictions in each state in which the Partnership is then qualified to do business as a foreign corporation.
     7.15. Approval of Proceedings
     All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to the Investors and its special counsel, Willkie Farr & Gallagher LLP. The Investors shall have received copies of all documents or other evidence which they and Willkie Farr & Gallagher LLP may reasonably request in connection with such transactions and of all records of corporate proceedings in connection therewith in form and substance reasonably satisfactory to the Investors and Willkie Farr & Gallagher LLP.

     7.16. Employment Agreements
     The General Partner shall have entered into employment agreements with Scott W. Smith and Marshall M. Eubank as further described in Section 3.20 of the Partnership’s Disclosure Schedule.
SECTION 8. PARTNERSHIP CLOSING CONDITIONS
     The obligation of the Partnership to issue and deliver the Purchased Units on the Closing Date, as provided in Section 2 hereof, shall be subject to the performance by the Investors of their agreements theretofore to be performed hereunder and to the satisfaction, prior thereto or concurrently therewith, of the following further conditions:
     8.1. Representations and Warranties
     All representations and warranties made by the Investors in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if again made by the Partnership on and as of such date (except for such representations and warranties (a) qualified by materiality which shall be true and correct in all respects and (b) made as of a certain date which shall be true and correct as of such date).
     8.2. Compliance with Agreement
     The Investors shall have performed and complied in all material respects with all agreements, covenants and conditions contained in this Agreement which are required to be performed or complied with by it prior to or on the Closing Date.
     8.3. Officer’s Certificate
     The Partnership shall have received a certificate, dated the Closing Date, signed by each Investor (or a duly authorized officer thereof), certifying that the conditions specified in the foregoing Sections 8.1 and 8.2 hereof have been fulfilled.
     8.4. Injunction
     There shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein and in the Transaction Documents or any of them not be consummated as herein provided.
     8.5. Consents and Approvals
     The Partnership shall have obtained all consents, permits, waivers and other authorizations which are necessary or appropriate for the transactions contemplated by this Agreement and the Transaction Documents, including but not limited to the requisite written consent of the General Partner, to the transactions contemplated by this Agreement and the Transaction Documents.

     8.6. Approval of Proceedings
     All proceedings to be taken in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be satisfactory in form and substance to the Partnership and its counsel; and the Partnership shall have received copies of all documents or other evidence which it and its counsel may request in connection with such transactions in form and substance satisfactory to the Partnership and its counsel.
     8.7. Consents and Approvals
     The Partnership shall have obtained all consents, permits, waivers and other authorizations which are necessary or appropriate for the transactions contemplated by this Agreement and the Transaction Documents.
     8.8. Expiration and Closing of Tender Offer
     There shall have been validly tendered and not properly withdrawn prior to the expiration of the Tender Offer, as amended, that number of Depositary Units representing at least a majority of the total voting power of all of the outstanding trust units immediately prior to the expiration of the Tender Offer in consideration for a corresponding number of Common Units of the Partnership and a pro rata portion of the special cash distribution described in the Prospectus (the “Exchange Consideration”) or the Tender Offer Purchase Price, without interest, or a combination thereof.
     8.9. Stop Orders
     No stop order or suspension of trading shall been imposed by the national securities exchange on which the Common Units are to be listed for trading upon notice of issuance, the SEC or any other governmental regulatory body with respect to public trading in the Common Units.
     8.10. Listing of the Common Units
     In connection with the issuance of the Common Units and the transactions contemplated hereby, Common Units shall be authorized for listing or admitted to trading on the NYSE or Nasdaq without any requirement for the Partnership under applicable rules of such national securities exchange to obtain common unitholder approval, subject to official notice of issuance.
     8.11. General Partner Contribution
     The General Partner shall have contributed, or concurrently with the Closing shall contribute, to the Partnership in cash or immediately available funds the sum of the following: (such sum, the “General Partner Contribution”):
     (a) $500,000, which shall be contributed in consideration for the Warrants (as defined in the Prospectus);

     (b) $19.5 million, which shall be the aggregate consideration paid for (i) the Subordinated Units (as defined in the Prospectus), (or an amount equal to the Tender Offer Purchase Price per Subordinated Unit) and (ii) the 1% general partner interest and the incentive distribution rights in the Partnership; and
     (c) up to the remaining $20.0 million to purchase Common Units at the Tender Offer Purchase Price per Common Unit on a pari passu basis with the Investors, such that the Purchased Units and such Common Units will equal the number of Depositary Units validly tendered in the Tender Offer and accepted by the Partnership for cash consideration.
SECTION 9. INTERPRETATION OF THIS AGREEMENT
     9.1. Terms Defined
     As used in this Agreement, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
     Advance Indemnification Payment: shall have the meaning set forth in Section 6.3(b).
     Affiliate: shall mean any Person or entity, directly or indirectly controlling, controlled by or under common control with such Person or entity.
     Agreement: shall have the meaning set forth in the Preamble.
     Amended Registration Statement: shall have the meaning set forth in Section 5.2.
     Approved Markets: shall mean the Nasdaq Stock Market (including the Nasdaq National Market, Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market and Nasdaq Small Cap Market), the New York Stock Exchange or the American Stock Exchange.
     Benefit Arrangement: shall have the meaning set forth in Section 3.14.
     Business Day: shall mean a day other than a Saturday, Sunday or other day on which banks in the State of New York are required or authorized to close.
     Closing: shall have the meaning set forth in Section 2.1(b).
     Closing Date: shall have the meaning set forth in Section 2.1(b).
     Code: shall mean the Internal Revenue Code of 1986, as amended.
     Common Units: shall have the meaning set forth in Section 1.
     Competing Transaction Proposal: shall have the meaning set forth in Section 5.7(a).
     Damage: has the meaning set forth in Section 6.1.
     Depositary Units: shall have the meaning set forth in Section 3.3(b).

     8-K Filing: shall have the meaning set forth in Section 5.2.
     Employment Agreements: shall have the meaning set forth in Section 7.16
     Encumbrances: shall mean any lien (statutory or other), security interest, mortgage, covenant, pledge, assignment adverse claim, title defect, assessment, lease, levy, charge or other encumbrance of any kind, or conditional sale contract, sale-leaseback, financing lease, title retention contract or other contract to give any of the preceding.
     Exchange Act: shall mean the Securities Exchange Act of 1934, as amended.
     Filed Partnership SEC Report: shall have the meaning set forth in Section 3.7(a).
     GAAP: shall have the meaning set forth in Section 3.7(a).
     General Partner: shall mean Ensource Energy, L.L.C., a Delaware limited liability company.
     General Partner Contribution: shall have the meaning set forth in Section 7.12.
     Governmental Authority: shall mean any federal, state, local or foreign court, governmental, regulatory or other public body, agency or authority (including self-regulatory organizations), domestic or foreign.
     Investment: shall mean the purchase of the Purchased Units by the Investors in accordance with the terms of this Agreement.
     Investors: shall have the meaning set forth in the Preamble.
     Merger: the merger the Partnership intends to effect after consummation of the Tender Offer in which NGT will either (i) be merged with and into the Partnership and the Partnership will be the surviving entity or (ii) alternatively, be merged with and into a newly formed wholly owned subsidiary of the Partnership in which NGT will be the surviving entity.
     Merger Agreement: shall mean the form of Merger Agreement included as Exhibit 10.5 or 10.7 to the Registration Statement.
     Merger Default: shall have the meaning set forth in Section 5.11.
     NASD: shall mean the National Association of Securities Dealers, Inc.
     NGT: shall have the meaning set forth in Section 3.1(c).
     NGT Material Adverse Effect: shall mean a material adverse effect on the business, properties, assets, liabilities, profits, results of operations or condition (financial or otherwise) of NGT taken as a whole.
     NGT SEC Report: shall have the meaning set forth in Section 3.1(c).

     NGT Trust Agreement: shall meant that Second Amended and Restated Trust Agreement of Eastern American Natural Gas Trust among Eastern American Energy Corporation, Bank of Montreal Trust Company and Wilmington Trust Company, dated as of January 1, 1993.
     NYSE: shall mean the New York Stock Exchange, Inc.
     Organizational Documents: shall mean the certificate of formation, certificate of incorporation, certificate of trust, trust agreement, limited liability company agreement, by-laws or other formation or governing documents of a particular entity, as amended through the date hereof.
     Owns, Own, Owned: shall mean the aggregate beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of the Investors and any of their Affiliates, its current or former members and Affiliates thereof.
     Participation Rights Agreement: shall have the meaning set forth in Section 7.13.
     Partnership: shall have the meaning set forth in the Preamble.
     Partnership Agreement: shall have the meaning set forth in Section 1.
     Partnership Interests: shall have the meaning set forth in Section 3.3(a).
     Partnership Intellectual Property: shall mean all of the following, owned, used or held for use in the business of the Partnership: (i) trademarks and service marks (registered or unregistered), trade dress, product configurations, trade names and other names and slogans embodying business or product goodwill or indications of origin, applications or registrations in any jurisdiction pertaining to the foregoing and goodwill associated therewith; (ii) inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, technology, computer programs and software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data) and applications, registrations and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions; (iii) trade secrets, including confidential and other non-public information, and the right in any jurisdiction to limit the use or disclosure thereof; (iv) copyrights in writings, designs, software programs and software, mask works or other works, applications or registrations in any jurisdiction for the foregoing and moral rights related thereto; (v) databases and database rights; (vi) Internet Web sites, domain names and applications and registrations pertaining thereto and all intellectual property used in connection with or contained in all versions of the Web sites of the Partnership; (vii) licenses, immunities, covenants not to sue and the like relating to the foregoing; (viii) books and records describing or used in connection with the foregoing; and (ix) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of the foregoing.
     Partnership Material Adverse Effect: shall have the meaning set forth in Section 3.1(b).
     Partnership Representatives: shall have the meaning set forth in Section 5.7(a).

     Partnership SEC Reports: shall have the meaning set forth in Section 3.7(a).
     Partnership’s Disclosure Schedule: shall have the meaning set forth in Section 3.
     Person: shall mean an individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, and a foreign, federal, state or local government or agency or political subdivision thereof.
     Preliminary Prospectus: shall have the meaning set forth in Section 3.21(a).
     Prospectus: shall have the meaning set forth in Section 3.21(a).
     Purchase Price: shall have the meaning set forth in Section 2.1(a).
     Purchased Units: shall have the meaning set forth in Section 2.1(a).
     Put Premium: shall have the meaning set forth in Section 2.4.
     Registrable Securities: shall mean those Purchased Units covered by the Resale Registration Statement.
     Registration Statement: shall have the meaning set forth in Section 3.21(a).
     Resale Registration Statement: shall have the meaning set forth in Section 5.8.
     Schedule TO: shall have the meaning set forth in Section 3.7.
     SEC: shall mean the Securities and Exchange Commission.
     Securities Act: shall mean the Securities Act of 1933, as amended.
     Service: shall have the meaning set forth in Section 3.13(b).
     Stock Option Plan: shall mean the Long-Term Incentive Plan described under the caption “Management — Long-Term Incentive Plan” in the Prospectus.
     Subsidiary: shall mean, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereto is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.
     Takeover Statute: shall mean any partnership or corporate takeover provision under laws of the State of Delaware or any other state or federal “fair price,” “moratorium,” “control share acquisition” or other similar antitakeover statute or regulation.
     Tax, or Taxes as the context may require, include (whether federal, state or foreign): (i) any income, alternative or add-on minimum tax, gross income, gross receipts, franchise,

profits, sales, use, ad valorem, business license, withholding, payroll, employment, excise, stamp, transfer, recording, occupation, premium, property, value added, custom duty, severance, windfall profit or license tax, governmental fee, including estimated taxes relating to any of the foregoing, or other similar tax or other like assessment or charge of similar kind whatsoever together with any interest and other penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such Tax; or (ii) any liability of a Person for the payment of any taxes, interest, penalty, addition to tax or like additional amount resulting from the application of Treas. Reg. § 1.1502-6 or comparable provisions of any Governmental Authority in respect of a consolidated or combined return.
     Tax Return: shall mean any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any governmental authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any law relating to any Tax.
     Tender Offer: shall mean the Offer to Purchase for Cash or Exchange made by the Partnership pursuant to and described in the Registration Statement and the Schedule TO in effect at the time of the Closing, and as amended as contemplated by this Agreement.
     Tender Offer Documents: shall mean the documents relating to the Tender Offer required to be filed as exhibits to the Schedule TO as in existence on the date of this Agreement and as amended to conform to the terms of the Tender Offer as contemplated by this Agreement.
     Tender Offer Purchase Price: shall have the meaning set forth in Section 7.9.
     Transaction Documents: shall mean the Partnership Agreement and any other contract, certificate or consent to be executed and/or delivered at the Closing.
     Underlying Properties: shall mean the 650 producing gas wells and 65 proved development well locations located in Western Virginia and Pennsylvania owned by Eastern American Energy Corporation.
     Used Commitment Amount: shall mean the cash amount to be paid at the Closing by the Investors necessary for the Partnership to pay an aggregate Tender Offer Purchase Price not to exceed $91,500,000, and shall be determined to be equal to the product of (a) the product of $31.00 times the number of Depositary Units accepted in the Tender Offer for the Tender Offer Purchase Price, times (b) a fraction of which (i) the numerator is 71.5 and (ii) the denominator is 91.5, rounded to the nearest whole number, but in no event shall the Used Commitment Amount exceed $71,500,000.
     9.2. Accounting Principles
     Where the character or amount of any asset or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with U.S. GAAP at the time in effect, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.
     9.3. Directly or Indirectly
     Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
     9.4. Governing Law
     This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the choice of law principles thereof) which are applicable to contracts made and to be performed entirely within such State. The parties hereto hereby irrevocably submit to the jurisdiction of any United States Federal court sitting in the City and County of New York over any action or proceeding arising out of or relating to this Agreement or any agreement contemplated hereby, and the parties hereto hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such Federal court. The parties hereto further waive any objection to venue in such City and County and any objection to an action or proceeding in such City and County on the basis of a non-convenient forum and further agree that any action or proceeding brought against any other party hereto shall be brought only in the United States Federal courts sitting in the City and County of New York.
     9.5. Paragraph and Section Headings
     The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.
SECTION 10. MISCELLANEOUS
     10.1. Notices
     All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (i) five days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (ii) upon delivery, if delivered by hand or by facsimile (confirmation received), and (iii) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid and shall be addressed:
     1. if to an Investor, at the information set forth under the Investor’s name on Schedule 2.1 or at such other address as the Investor may have furnished the Partnership in writing, with a copy (which shall not constitute notice) to Holly K. Youngwood, Esq. at Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019 (facsimile: (212) 728-9222);
     2. if to the Partnership, at Ensource Energy Income Fund, L.P., c/o Ensource Energy, LLC, 7500 San Felipe, Suite 440, Houston, Texas 77063,

(facsimile: (713) 659-1799) marked for the attention of the President, or at such other address as it may have furnished the Investors in writing, with a copy (which shall not constitute notice) to Andrews Kurth LLP, 4200 JPMorgan Chase Tower, 600 Travis Street, Houston, Texas 77002, Attention: G. Michael O’Leary (facsimile: (713) 220-4285); or
     3. at such other address as a party may designate by 10 days’ written notice to the other party pursuant to the provisions hereto.
     10.2. Expenses and Taxes
     (a) The Partnership shall reimburse the Investors, upon request by the Investors not earlier than fifteen Business Days after execution of this Agreement, and again not earlier than fifteen Business Days after the Closing, in an amount not to exceed $150,000 in the aggregate, all of the Investors’ out-of-pocket fees and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including, without limitation, the fees and expenses of the Investors’ attorneys, accountants and consultants employed in connection with the Investors’ consideration, negotiation and consummation of the transactions contemplated hereby, Investors’ due diligence on the Partnership and any documentation relating to the transactions contemplated hereby, provided that such request shall be accompanied by reasonable supporting documentation.
     (b) The Partnership will pay, and save and hold each Investor harmless from any and all liabilities (including interest and penalties) with respect to, or resulting from any delay or failure in paying, stamp and other taxes (other than income taxes), if any, which may be payable or determined to be payable on the execution and delivery or acquisition of the Purchased Units.
     10.3. Reproduction of Documents
     This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by each of the Investors pursuant hereto and (iii) financial statements, certificates and other information previously or hereafter furnished to each Investor, may be reproduced by each Investor by a photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and each Investor may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by each Investor in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
     10.4. Termination and Survival
     (a) All warranties, representations, and covenants made by the Investors or the Partnership herein or in any certificate or other instrument delivered by the Investors or the Partnership under this Agreement shall be considered to have been relied upon by the Partnership or the Investors, as the case may be, and shall survive all deliveries to the Investors of the Purchased Units, or payment to the Partnership for such Purchased Units, regardless of any investigation made by the Partnership or by the Investors, as the case may be, or on behalf of the Partnership or the Investors. All statements in any such certificate or other instrument shall constitute warranties and representations by the Investors and the Partnership hereunder.
     (b) Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time (i) by mutual consent of the Partnership and the Investors; (ii) by either the Partnership or the Investors if the Closing shall not have occurred on or prior to 120 days following execution of the Agreement (the “Termination Date”) (unless such date is extended by mutual written consent); (iii) by the Investors, for any material breach of this Agreement by the Partnership if such breach continues unabated for 15 days after written notice thereof is furnished by the Investors to the Partnership and (iv) by the Partnership, for any material breach of this Agreement by the Investors if such breach continues unabated for 15 days after written notice thereof is furnished by the Partnership to the Investors. In the event of termination pursuant to this Section 10.4, this Agreement shall become null and void and have no effect, with no liability on the part of the Partnership or the Investors, or their members, partners, directors, officers, agents or stockholders, with respect to this Agreement, except for the (i) liability of the Partnership for expenses pursuant to Section 10.2 and (ii) subject to the foregoing sentence, liability for any breach of any representation, warranty or covenant contained in this Agreement.
     10.5. Successors and Assigns
     This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties; provided, no party shall assign or delegate any of its rights or obligations under this Agreement without the prior written consent of the other party hereto; provided, however, that the Investors may assign their respective rights and/or to delegate all or any part of its obligations hereunder in whole or in part in their sole discretion to one or more of their respective Affiliates or to any financial institution , but in such event the Investors shall remain fully liable for the performance of all such obligations in the manner prescribed in this Agreement.
     10.6. Limitation on Enforcement of Remedies
     The Partnership hereby agrees that it will not assert against the limited partners of any members of any Investor any claim it may have under this Agreement by reason of any failure or alleged failure by such Investor to meet its obligations hereunder.
     10.7. Entire Agreement; Amendment and Waiver
     This Agreement, the Partnership’s Disclosure Schedule and the Transaction Documents constitute the entire understandings of the parties hereto and supersede all prior and contemporaneous agreements or understandings with respect to the subject matter hereof among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of the Partnership and each of the Investors.

     10.8. Severability
     In the event that any part or parts of this Agreement shall be held illegal or unenforceable by any court or administrative body of competent jurisdiction, such determination shall not affect the remaining provisions of this Agreement which shall remain in full force and effect.
     10.9. Counterparts
     This Agreement may be executed in one or more counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall be considered one and the same agreement.
[Remainder of Page Intentionally Left Blank.]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

ENSOURCE ENERGY INCOME FUND LP

By:	/s/ Scott W. Smith

Name: Scott W. Smith
Title: President of Ensource Energy Company LLC, as General Partner of Ensource Energy Partners, LP, as General Partner of Ensource Energy Income Fund LP

INVESTORS:

THIRD POINT PARTNERS LP

By:	Third Point Advisors L.L.C., its general partner

By:	/s/ Justin Nadler

Name: Justin Nadler
Title: Authorized signatory

THIRD POINT PARTNERS QUALIFIED, L.P.

By:	Third Point Advisors L.L.C., its general partner

By:	/s/ Justin Nadler

Name: Justin Nadler
Title: Authorized signatory

SCHEDULE 2.1
THE INVESTORS

Investor	Common Units
Third Point Partners LP
390 Park Avenue, 19th Floor
New York, NY 10022
Attention: Justin Nadler
Facsimile: 212-224-7401

Third Point Partners Qualified LP
390 Park Avenue, 19th Floor
New York, NY 10022
Attention: Justin Nadler
Facsimile: 212-224-7401

Total: